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                                                                      EXHIBIT 21


                                AMERICAN PAGING, INC.
                         SUBSIDIARY AND AFFILIATED COMPANIES
                                  DECEMBER 31, 1996


COMPANY                                                   JURISDICTION
-------                                                   ------------
Advanced Wireless Messaging, Inc. . . . . . . . . . . . . Delaware
American Messaging Services, LLC. . . . . . . . . . . . . Minnesota
American Paging, Inc. (of Arizona). . . . . . . . . . . . Arizona
American Paging, Inc. (of the District of Columbia) . . . District of Columbia
American Paging, Inc. (of Florida). . . . . . . . . . . . Florida
American Paging, Inc. (of Illinois) . . . . . . . . . . . Illinois
American Paging, Inc. (of Indiana). . . . . . . . . . . . Indiana
American Paging, Inc. (of Kentucky) . . . . . . . . . . . Kentucky
American Paging, Inc. (of Maryland) . . . . . . . . . . . Maryland
American Paging, Inc. (of Minnesota). . . . . . . . . . . Minnesota
American Paging of Missouri, Inc. . . . . . . . . . . . . Missouri
American Paging, Inc. (of Oklahoma) . . . . . . . . . . . Oklahoma
A.P. of Pennsylvania, Inc.. . . . . . . . . . . . . . . . Pennsylvania
American Paging, Inc. (of Texas). . . . . . . . . . . . . Texas
American Paging, Inc. (of Utah) . . . . . . . . . . . . . Utah
American Paging, Inc. (of Virginia) . . . . . . . . . . . Virginia
American Paging, Inc. (of Wisconsin). . . . . . . . . . . Wisconsin
APIXUS, Inc.  . . . . . . . . . . . . . . . . . . . . . . Minnesota
APPNOC, Inc.  . . . . . . . . . . . . . . . . . . . . . . Delaware